Exhibit 99.1: Peoples Financial Corporation Press Release Dated August 3, 2018

FOR IMMEDIATE RELEASE

For more information, contact:

Paul D. Guichet, Vice President

228-435-8761

pguichet@thepeoples.com

PEOPLES FINANCIAL CORPORATION ANNOUNCES

COMPLETION OF STOCK REPURCHASE PROGRAM

BILOXI, MS (August 3, 2018)—Peoples Financial Corporation (OTCQX Best Market: PFBX), parent of The Peoples Bank, announced today the completion of its 110,000 common share repurchase program authorized by its board in December of 2017.

The board of directors believes the share repurchase program is an efficient use of capital and monitors prevailing market conditions in consideration of future share repurchase programs. As of June 30, 2018, the company reported 5,037,719 common shares outstanding.

Founded in 1896, with $641 million in assets as of June 30, 2018, The Peoples Bank operates 18 branches along the Mississippi Gulf Coast in Hancock, Harrison, Jackson and Stone counties. In addition to a comprehensive range of retail and commercial banking services, the bank also operates a trust and investment services department that has provided customers with financial, estate and retirement planning services since 1936.

The Peoples Bank is a wholly-owned subsidiary of Peoples Financial Corporation, listed on the OTCQX Best Market under the symbol PFBX. Additional information is available on the Internet at www.thepeoples.com.

This news release contains forward-looking statements and reflects industry conditions, company performance and financial results. These forward-looking statements are subject to a number of risk factors and uncertainties which could cause the Company’s actual results and experience to differ from the anticipated results and expectation expressed in such forward-looking statements.